UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Increases

On February 20, 2014, the Board of Directors (the “Board”) of WCI Communities, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) approved new annual base salaries, effective as of March 1, 2014, for each of the named executive officers as set forth below.

Named Executive Officer	Annual Base Salary
Keith E. Bass	$550,000
Russell Devendorf	$345,000
Paul J. Erhardt	$250,000

2013 MICP Bonus Determination

On February 20, 2014, the Board and the Compensation Committee approved the annual cash incentive bonuses for the named executive officers under the 2013 WCI Communities, Inc. Management Incentive Compensation Plan (the “2013 MICP”).  All other compensation for the named executive officers for the year ended December 31, 2013 was previously reported by the Company in the Summary Compensation Table beginning on page 135 of its Registration Statement filing on Form S-1/A, filed on January 6, 2014 and subsequently withdrawn on February 21, 2014 (the “Registration Statement”).  As of the filing of the Registration Statement, the annual cash incentive bonuses under the 2013 MICP for the named executive officers had not been fully determined and, therefore, were omitted in part from the Summary Compensation Table included in the Registration Statement.  The annual cash incentive bonuses under the 2013 MICP for the named executive officers for the year ended December 31, 2013 are set forth below, together with the other compensation previously reported (including the portion of the annual cash incentive bonuses under the 2013 MICP related to land acquisitions) and the new total compensation amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Keith E. Bass President and Chief Executive Officer	2013	440,000	344,384	7,651,022	792,000	87,825	(4)	9,315,231
Russell Devendorf Senior Vice President and Chief Financial Officer	2013	275,000	124,500	2,040,272	198,000	1,547		2,639,319
Paul J. Erhardt Senior Vice President Homebuilding and Development; President — South Region	2013	220,833	60,000	2,040,272	240,000	2,759		2,563,864

(1) Amounts shown represent the annual cash incentives to the named executive officers with respect to the subjective component of the 2013 MICP. For a discussion of the bases for the determination of these amounts, please read the section entitled “Annual Cash Incentives” in the Registration Statement.

(2) Amounts shown represent the aggregate modification date fair value of the awards granted under the WCI Communities, Inc. 2013 Long Term Incentive Plan during January 2013 and amended in June 2013 (effective the day immediately following the Company’s initial public offering) computed in accordance with Financial Accounting Standards Board Topic ASC 718, disregarding any estimate of forfeitures. These amounts may not correspond to the actual value that will be realized by the named executive officer with respect to such awards. The assumptions used in the valuation of these modified awards are set forth in Note 16 to the unaudited consolidated financial statements included in the Registration Statement.

(3) Amounts shown represent the annual cash incentives to the named executive officers with respect to the financial objectives under the 2013 MICP. For a discussion of the bases for the determination of these amounts, please read the section entitled “Annual Cash Incentives” in the Registration Statement.

(4) The amount shown includes an automobile allowance paid by the Company to Mr. Bass in an amount equal to $18,000, an apartment and living allowance paid by the Company to Mr. Bass in an aggregate amount equal to $66,000 and employer matching contributions to the WCI Communities, Inc. 401(k) and Retirement Plan paid to Mr. Bass equal to $3,825.

Item 8.01  Other Events.

On February 20, 2014, the Board declared that its annual meeting of stockholders (the “2014 Annual Meeting”) will be held on May 1, 2014 at 2:30 pm (EDT) at the Holiday Inn, Fort Myers Airport at Town Center, 9931 Interstate Commerce Drive, Fort Myers, Florida 33913.  The meeting will be the Company’s first annual meeting since becoming a public company in July 2013.

Stockholders of record as of the close of business on March 12, 2014 will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof.

Any stockholder seeking to bring business before the 2014 Annual Meeting or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be delivered to, or mailed and received at, the Company’s principal executive offices no later than the close of business on March 7, 2014 (which is the tenth day following this public announcement of the date of the 2014 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Dated: February 25, 2014